Exhibit 99.1

Kendra Kimmons Managing Director of Communications 225-299-3708 kendra.kimmons@amedisys.com

Amedisys Announces Definitive Agreement to Acquire Six

Home Health and Hospice Care Centers from Tenet Healthcare

BATON ROUGE, La., March 1, 2017 – Amedisys, Inc. (NASDAQ: AMED), one of the nation’s leading home health care, hospice and personal care companies, today announced that it has signed a definitive agreement to acquire Tenet Healthcare’s (NYSE: THC) home health and hospice operations in Arizona, Illinois, Massachusetts and Texas.

“This acquisition gives Amedisys an incredible opportunity to continue our goal of providing high-quality post-acute services in key markets,” stated President and Chief Executive Officer Paul Kusserow. “We look forward to the opportunity to work with Tenet in these markets to improve the delivery of care and management of patients across the care continuum.”

“Amedisys shares our commitment to serving patients, employees and the community,” stated Trevor Fetter, Chairman and Chief Executive Officer of Tenet Healthcare. “We are transferring these local operations of healthcare service providers to Amedisys so that high quality home health and hospice services will continue to be available within the communities they serve.”

Since December 2015, Amedisys has announced six acquisitions, deploying approximately $125 million in capital and contributing approximately $145 million in revenue.

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Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the healthcare industry, our ability to integrate our personal care segment into our business efficiently, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate, manage and keep our information systems secure, our ability to comply with requirements stipulated in our corporate integrity agreement and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

About Amedisys

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 16,000 employees, in 420 care centers in 34 states, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 385,000 patients in need every year. For more information about the Company, please visit: www.amedisys.com.

About Tenet Healthcare

Tenet Healthcare Corporation is a diversified healthcare services company with 130,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the company operates 80general acute care hospitals, 20 short-stay surgical hospitals and approximately 470 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.